UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2011

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On September 22, 2011, Cheniere Energy, Inc. (the “Company”) entered into a Strategic Equity OfferingSM Sales Agreement (the “Agreement”) with Miller Tabak + Co., LLC (“Miller Tabak”). Pursuant to the terms of the Agreement, the Company may sell from time to time through Miller Tabak, as the Company's sales agent or principal, up to 10,000,000 shares of Company common stock, $0.003 par value per share (the “Common Stock”). The agented sale of the Common Stock, if any, will be made by means of ordinary brokers' transactions, in block transactions or as otherwise agreed with the Company. Under the terms of the Agreement, the Company may also enter into a separate agreement to sell Common Stock to Miller Tabak as principal at a price agreed at the time of sale.

         The Common Stock will be issued pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-166328 ).

         The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A legal opinion relating to the Common Stock is included as Exhibit 5.1 hereto.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits
Exhibit
Number        Description

1.1*	Strategic Equity OfferingSM Sales Agreement, dated September 22, 2011, by and between Cheniere Energy, Inc. and Miller Tabak + Co., LLC.

5.1*	Opinion of Andrews Kurth LLP regarding the legality of the Common Stock.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	September 22, 2011	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

1.1*	Strategic Equity OfferingSM Sales Agreement, dated September 22, 2011, by and between Cheniere Energy, Inc. and Miller Tabak + Co., LLC.

5.1*	Opinion of Andrews Kurth LLP regarding the legality of the Common Stock.

* Filed herewith.